NEWS RELEASE

For Immediate Release

August 31, 2005

For Further Information Contact:

Craig Stilwell, Executive Vice President

(304) 769-1113

City Holding Company Elects New Chairman

Charleston, West Virginia -- City Holding Company, "the Company" (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced the election of Edward M. (Ned) Payne III as chairman. Mr. Payne (69) succeeds Gerald R. (Jerry) Francis, who resigned as chairman and director of the Company on August 1, 2005.

Mr. Payne has served as a director of the Company or its predecessor banks1 since 1964 and lead outside director since January 2004. An attorney, Payne is president of several land management enterprises, including Piney Land Company, McCreery Coal Land Company, James T. McCreery Co., Hilton Head Equity Mgmt. Co., Inc., Combahee Investment Corp., Pinecrest Development Corporation, and River Hills Land Company, LLP. He also serves Of Counsel with the firm of File, Payne Scherer & File. A life-long native of Beckley, West Virginia, Mr. Payne is active in numerous community and statewide organizations including the WV Bar Association; Beckley Rotary Club; past president of the WV Golf Association; past president of the Raleigh County Bar Association; member of the West Virginia House of Delegates from 1964-1968; past president of the Beckley Area Foundation; and, former member of the Institutional Board of Advisors of Marshall University. Mr. Payne's great grandfather, John W. McCreery, was one of the original founders of the Bank of Raleigh--one of the many community banks that were subsequently consolidated under City Holding Company.

Mr. Francis served as president & CEO of City Holding Company from January 2001 thru January 31, 2005 and served as chairman of the board from June 2001 until August 1, 2005. Mr. Francis resigned as president & CEO of City Holding Company effective January 31st, 2005 in order to become CEO of Hasten Bancshares, a privately held commercial bank headquartered in Indianapolis, Indiana.

City Holding Company is the parent company of City National Bank. The Bank's 67 branch locations across West Virginia, Eastern Kentucky and Southern Ohio provide full-service banking to retail and commercial customers.

1On December 31, 1998, the merger of Horizon Bancorp, Inc. into City Holding Company was consummated and certain directors of Horizon became directors of City Holding Company.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels;(7) the Company may have difficulty retaining key employees; (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.